TO BE EFFECTIVE AT 11:59 P.M. ON DECEMBER 28, 2011

MARSHALL FUNDS, INC.

AMENDMENT NO. 25

TO

ARTICLES OF INCORPORATION

The undersigned officer of Marshall Funds, Inc. (the “Corporation”) hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment of the Corporation’s Articles of Incorporation, as amended (the “Articles”) was duly adopted to:

(i)	replace “Marshall” with “BMO” in the name of each class of the Corporation’s common stock;

(ii)	create BMO Dividend Income Fund, BMO Monegy High Yield Bond Fund, BMO Pyrford Global Strategic Return Fund and BMO Pyrford International Stock Fund as four additional classes of common stock, each with Series Y and Series I series of shares;

(iii)	change the name of the Marshall Core Plus Bond Fund to the BMO TCH Core Plus Bond Fund;

(iv)	change the name of the Marshall Corporate Income Fund to the BMO TCH Corporate Income Fund;

(v)	change the name of the Marshall Emerging Markets Equity Fund to the BMO Lloyd George Emerging Markets Equity Fund; and

(vi)	remove the Marshall International Stock Fund as a class of the Corporation.

“The Articles are hereby amended as follows:

Section (a) of Article IV is hereby amended by deleting section (a) thereof and inserting the following as a new paragraph:

‘(a) The Corporation is authorized to issue an indefinite number of shares of common stock, par value $.0001 per share. Subject to the following paragraph, the authorized shares are classified as follows:

CLASS	SERIES	AUTHORIZED NUMBER OF SHARES
Investor Class
BMO Large-Cap Value Fund	Series Y	Indefinite
BMO Government Income Fund	Series Y	Indefinite
BMO Short-Intermediate Bond Fund	Series Y	Indefinite
BMO Mid-Cap Growth Fund	Series Y	Indefinite
BMO Prime Money Market Fund	Series Y	Indefinite

CLASS	SERIES	AUTHORIZED NUMBER OF SHARES
BMO Government Money Market Fund	Series Y	Indefinite
BMO Short-Term Income Fund	Series Y	Indefinite
BMO Large-Cap Growth Fund	Series Y	Indefinite
BMO Mid-Cap Value Fund	Series Y	Indefinite
BMO Intermediate Tax-Free Fund	Series Y	Indefinite
BMO Small-Cap Growth Fund	Series Y	Indefinite
BMO Tax-Free Money Market Fund	Series Y	Indefinite
BMO Aggregate Bond Fund	Series Y	Indefinite
BMO Lloyd George Emerging Markets Equity Fund	Series Y	Indefinite
BMO TCH Core Plus Bond Fund	Series Y	Indefinite
BMO TCH Corporate Income Fund	Series Y	Indefinite
BMO Ultra Short Tax-Free Fund	Series Y	Indefinite
BMO Large-Cap Focus Fund	Series Y	Indefinite
BMO Small-Cap Value Fund	Series Y	Indefinite
BMO Dividend Income Fund	Series Y	Indefinite
BMO Monegy High Yield Bond Fund	Series Y	Indefinite
BMO Pyrford Global Strategic Return Fund	Series Y	Indefinite
BMO Pyrford International Stock Fund	Series Y	Indefinite

Institutional Class
BMO Prime Money Market Fund	Series I	Indefinite
BMO Government Money Market Fund	Series I	Indefinite
BMO Tax-Free Money Market Fund	Series I	Indefinite
BMO Aggregate Bond Fund	Series I	Indefinite
BMO Government Income Fund	Series I	Indefinite
BMO Short-Intermediate Bond Fund	Series I	Indefinite
BMO Short-Term Income Fund	Series I	Indefinite
BMO Small-Cap Growth Fund	Series I	Indefinite
BMO Mid-Cap Growth Fund	Series I	Indefinite
BMO Mid-Cap Value Fund	Series I	Indefinite
BMO Large-Cap Growth Fund	Series I	Indefinite
BMO Large-Cap Value Fund	Series I	Indefinite
BMO Lloyd George Emerging Markets Equity Fund	Series I	Indefinite
BMO TCH Core Plus Bond Fund	Series I	Indefinite
BMO TCH Corporate Income Fund	Series I	Indefinite
BMO Ultra Short Tax-Free Fund	Series I	Indefinite
BMO Large-Cap Focus Fund	Series I	Indefinite
BMO Intermediate Tax-Free Fund	Series I	Indefinite
BMO Small-Cap Value Fund	Series I	Indefinite
BMO Dividend Income Fund	Series I	Indefinite
BMO Monegy High Yield Bond Fund	Series I	Indefinite
BMO Pyrford Global Strategic Return Fund	Series I	Indefinite
BMO Pyrford International Stock Fund	Series I	Indefinite’”

This Amendment to the Articles was adopted by the Board of Directors on November 2, 2011 in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statutes and, with respect to the Marshall International Stock Fund, by the shareholders of that Fund on December 23, 2011 in accordance with Section 180.1003 of the Wisconsin Statutes. Prior to this Amendment, none of the shares of the BMO Dividend Income Fund, BMO Monegy High Yield Bond Fund, BMO Pyrford Global Strategic Return Fund or BMO Pyrford International Stock Fund have been issued.

Executed in duplicate this      day of            , 2011.

MARSHALL FUNDS, INC.

By:
John M. Blaser, President

This instrument was drafted by:

Michele L. Racadio

Godfrey & Kahn, S.C.

780 N. Water Street

Milwaukee, Wisconsin 53202

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